SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549
                  ____________________________________________________

                                      FORM 8-K
                                   CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

                                  December 15, 2004
                     Date of Report (Date of earliest event reported)
                  ____________________________________________________

                                 TERRA TREMA, INC.
                (Exact name of registrant as specified in its charter)

          Nevada                    814-00688               88-0492268
(State or other jurisdiction   (Commission File No.)      (IRS Employer
    of incorporation)                                  Identification Number)

     2002-A Guadalupe St. Suite 200, Austin, TX                 78705
     (Address of principal executive offices)                (ZIP Code)

                                  (866) 514-4087
            (Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS   On December 15, 2004, Bryce Knight, Chief
Financial Officer of the Company, submitted his resignation as Chief
Financial Officer for personal reasons. Mr. Knight had been appointed as Chief Financial Officer on December 13, 2004. There was no dispute or disagreement with the Company or its Board of Directors. Alan Lomax, CEO, accepted the resignation and, pursuant to authority, appointed Daniel Garner to serve as Chief Financial Officer. Mr. Garner has accepted this appointment. His biographical information is:

	From his studies of Finance and Mathematics at the University of Texas in Austin, Mr. Garner gained knowledge of the financial industry. During his collegiate years, he was a Co-Founder of an Insurance and Financial
Advisors Organization; now know as Risk Management Association. He has gained experience in the financial area through various endeavors, including working for a prominent financial firm on Wall Street where he was able to gain a perspective on the financial and business communities.

Item 6. Resignation of Registrant's Directors.  None

Item 7. Financial Statements and Exhibits.  None.

Item 8. Change in Fiscal Year. None.

Item 9. Regulation FD Disclosure.  None.

EXHIBITS.  None


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant and in the capacity thereunto duly authorized, in Austin, Texas on the 15th day of December, 2004.

Terra Trema, Inc.

By: 	/s/ Alan Lomax_______________
      Alan Lomax, Chief Executive Officer


Exhibit 24.2 ? Page 1